Exhibit 10.1

DSC HOLDINGS LTD.

(a Cayman Islands exempted company with limited liability)

AMENDED AND RESTATED SHARE OPTION PLAN (2023)

Adopted on August 28, 2023

Amended on April 11, 2024

i

DSC HOLDINGS LTD.

AMENDED AND RESTATED SHARE OPTION PLAN (2023)

Section 1. DEFINITIONS

(a) In this Plan, except where the context otherwise requires, the following words and expressions have the following meanings:

“Acceptance Date” means the date upon which an offer for an Option must be accepted by the relevant Eligible Employee, being a date not later than ten (10) days after the Option is offered to an Eligible Employee but not after the Expiration Date.

“Adoption Date” means October 1, 2022, the date on which the Plan is adopted by resolution of the Board of the Company.

“Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals. “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

“Auditors” means the auditors for the time being of the Company.

“Board” means the board of directors of the Company for the time being or a duly authorized committee thereof.

“Commencement Date” means, in respect of an Option, the date upon which such Option is deemed to be granted and accepted in accordance with Section 3(c), or the date in relation to the Grantee becoming an Eligible Employee confirmed by the Company.

“Company” means DSC Holdings Ltd., an exempted limited liability company organized under the laws of the Cayman Islands.

“Cause” means any of the following grounds: (i) a material breach by the Grantee of any Employment-Related Agreement,( ii) a material failure by the Grantee to comply with any of the Company’s written policies or rules; (iii) the Grantee’s engagement in any criminal conduct (other than minor traffic violations or similar offenses); and (iv) the Grantee’s gross negligence or willful misconduct in a manner injurious to the reputation, business or assets of any Group Company.

“Eligible Employee” means any full-time employee of any Group Company or any other Persons who devote substantially all of their time and efforts to the business, management and operation of any Group Company, as determined by the Founder.

“Employment-Related Agreement” means the employment agreement, the non-compete, non-solicitation, confidentiality and invention assignment agreement entered into by a Grantee and the applicable Group Company.

“Exercise Price” means the price per Share at which a Grantee may subscribe for Shares on the exercise of an Option.

“Expiration Date” means, in respect of an Option, the date of expiration of the Option as may be determined by the Board which shall not be later than October 1, 2032, which can be extended by the Board.

“Fair Market Value” means, as of any date, the value of the Shares determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, Hong Kong Stock Exchange and the London Stock Exchange (Main Listing or Alternative Investment Market), the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable; (ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Company deems reliable; or (iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Company in accordance with applicable laws.

“Founder” means YAO Junhong (姚军红), a founder of the Company.

“Grantee” means any Eligible Employee who accepts the offer of the grant of an Option in accordance with the terms of the Plan or (where the context so permits) a Person or Persons who, in accordance with the laws of succession applicable in respect of the death of a Grantee, is or are entitled to exercise the Option granted to such Grantee (to the extent not already exercised) in consequence of the death of such Grantee.

“Group Company” means any of the Company and any Subsidiary or Affiliate of the Company.

“IPO” means the first firm-commitment underwritten initial public offering by the Company of its Shares pursuant to a registration statement that is filed with and declared effective by the governmental authority for a registration in United States/Hong Kong or other jurisdiction.

“Option” means an option to subscribe for Shares granted pursuant to the Plan.

“Option Period” means in respect of an Option, the period commencing on the Commencement Date and expiring on the Expiration Date for such Option.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“Plan” means this amended and restated Share Option Plan (2023), the rules of which are set out in this document, in its present or any amended form.

“Repurchase Price” means the original purchase price of the Shares upon the exercise of the Options, unless otherwise decided by the Board.

“Shares” means ordinary shares of the Company, par value US$0.0001 or such other nominal amount as shall result from a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company.

“Shareholders Agreement” means the shareholders agreement with respect to the Company entered into by and among the Company, the Founder, other shareholders of the Company, and certain other parties named therein, as amended from time to time.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

“$” and “cents” means U. S. dollars and cents respectively; and

“Vesting Schedule” means in relation to an Option, a schedule for the vesting of Shares comprised in the Option during the Option Period as specified in the Letter of Offer in substantially the form set forth in Exhibit A and Acceptance Form in substantially the form set forth in Exhibit B on the date of grant of that Option.

(b) Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of the Plan. Unless the context otherwise requires, references to Sections are to Sections of the Plan. The singular includes the plural and vice versa and references to one gender shall include all genders.

Section 2. DURATION AND ADMINISTRATION

(a) The Plan shall be subject to the administration of the Founder whose decision as to all matters arising in relation to the Plan or its interpretation or effect (except as otherwise provided herein) shall be final and binding on all parties.

(b) Subject to Section 12, the Plan shall be valid and effective before the Expiration Date, after which period no further Options will be issued but the provisions of this Plan shall remain in full force and effect in all other respects.

Section 3. OPTIONS

(a) The Company may submit to the Board at the beginning of each calendar year a budget of the Options to be granted for approval (“Options Budget”). For the avoidance of doubt, such Options Budget may include the maximum number of Shares in respect of which Options may be granted under the Plan (if amended), the status of the grant of Options in last year, the plan of the grant of Options in this year (such as the estimate number of Options to be granted to those in different levels of position, the Exercise Price).

(b) An offer of the grant of an Option shall be made to an Eligible Employee by letter in substantially the form set out in Exhibit A, subject to such modification as the Founder may from time to time determine, requiring the Eligible Employee to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of the Plan and shall remain open for acceptance by the Eligible Employee concerned for a period of ten (10) days from the date upon which it is made.

(c) An Option shall be deemed to have been granted and accepted by an Eligible Employee and to have taken effect when the Acceptance Form in substantially the form set forth in Exhibit B, subject to such modification as the Founder may from time to time determine, is completed, signed and returned by the Grantee, and is received by the Company at its principal office or such other address as is specified in the offer document on or before the relevant Acceptance Date. Such remittance shall in no circumstances be refundable.

(d) Any offer of the grant of an Option may be accepted in respect of less than the number of Shares in respect of which it is offered provided that it is accepted in respect of a multiple of one (1) Share. To the extent that the offer of the grant of an Option is not accepted by the Acceptance Date, it will be deemed to have been irrevocably declined.

(e) An Option shall be personal to the Grantee and shall not be assignable and no Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest (legal or beneficial) in favor of any third party over or in relation to any Option or attempt so to do, except with the prior written consent of the Founder from time to time. Any breach of the foregoing shall entitle the Company to cancel any outstanding Option or any part thereof granted to such Grantee.

Section 4. EXERCISE PRICE

The Exercise Price in relation to each Option offered to an Eligible Employee shall be US$0.47958 unless subsequently being revised and presented to the Board but in any event shall not be less than the par value of the Share.

Section 5. EXERCISE OF OPTIONS

(a) Notwithstanding anything to the contrary herein, the Grantees shall not exercise the Options before the completion of Company’s IPO, except for the occurrence of following events: (i) the Company fails to launch an IPO before the Expiration Date; (ii) the Board sets up a one-month window period specifically for the exercise of Options before the kick-off of an IPO; and (iii) other events as determined by the Board.

(b) Subject to Section 5(a) and Section 5(c) herein, an Option shall be exercised in whole or in part by the Grantee (or by his or her legal personal representatives) giving notice in writing to the Company in substantially the form set out in Exhibit C stating that the Option is thereby exercised and the number of Shares in respect of which it is exercised. Each such notice must be accompanied by a remittance for the full amount of the Exercise Price for the Shares in respect of which the notice is given. Within thirty (30) days after receipt of the notice and the remittance and, where appropriate, receipt of the Auditors’ certificate pursuant to Section 8, the Company shall allot and issue the relevant Shares to the Grantee (or to his or her legal personal representatives) credited as fully paid with effect from (but excluding) the relevant exercise date and issue to the Grantee (or to his or her legal personal representatives) certificates in respect of the Shares so allotted.

(c) Subject as hereinafter provided, an Option may be exercised by a Grantee in accordance with the Vesting Schedule applicable to that Option; provided that:

(i) if a general offer is made to all the holders of Shares (or all such holders other than the offeror and/or any Person controlled by the offeror and/or any Person acting in association or in concert with the offeror) and such offer becomes or is declared unconditional during the Option Period of the relevant Option, all of the Options held by the Grantee will become vested and the Grantee (or his or her legal personal representatives) may exercise the Options in full (to the extent not already exercised) within fifteen (15) days after the date on which the offer becomes or is declared unconditional; and

(ii) in the event a notice is given by the Company to its shareholders to convene a shareholders’ meeting or to its directors to convene a meeting of the Board for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company, the Company shall forthwith give notice thereof to the Grantee. Upon receiving such notice from the Company, all the Options held by the Grantee will become vested and the Grantee (or his or her legal personal representatives) may by notice in writing to the Company accompanied by a remittance of the full amount of the Exercise Price in respect of which the notice is given (such notice to be received by the Company not later than ten (10) days prior to the proposed shareholders’ meeting or Board meeting) exercise the Option (to the extent not already exercised) either to its full extent or to the extent specified in such notice and the Company shall as soon as possible and in any event no later than the day immediately prior to the date of the proposed shareholders’ meeting or Board meeting, allot and issue such number of Shares to the Grantee which falls to be issued on such exercise of the Option.

(d) The Shares to be allotted upon the exercise of an Option will be subject to:

(i) all the provisions of the articles of association of the Company for the time being in force and will rank pari passu with the fully paid Shares in issue on the relevant exercise date of an Option in respect of transfer and other rights including those arising on a liquidation of the Company and rights in respect of any dividend or other distributions paid or made after the relevant exercise date of an Option other than any dividend or other distributions previously declared or recommended or resolved to be paid or made if the record date therefor shall be on or before the relevant exercise date; and

(ii) the same restrictions and obligations as those imposed on the Founder and/or the Shares directly or indirectly held by the Founder set forth in the Shareholders Agreement, including but not limited to the transfer restriction.

(e) The Grantee hereby irrevocably and unconditionally constitutes and appoints the Founder with full power of substitution as the Grantee’s true and lawful attorney and irrevocable proxy, for and in the Grantee’s name, to vote each of the Shares allotted to him upon the exercise of an Option as the Grantee’s proxy, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders. The Grantee intends the foregoing proxy to be, and it shall be, irrevocable and coupled with an interest and hereby revokes any proxies previously granted by the Grantee with respect to the Shares.

(f) No Shares shall be delivered, and no payment shall be made under the Plan to any Grantee until such Grantee has made arrangements acceptable to the Company for the satisfaction of taxes and any other costs and expenses in connection with the grant, exercise or vesting of Options and/or the issuance and delivery of the Shares. The Company or the relevant Group Company shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all taxes. The Company may in its discretion and in satisfaction of the foregoing requirement allow a Grantee satisfy taxes by having to elect to have the Company withhold Shares otherwise issuable under an Option (or other amounts payable under an Option) having a Fair Market Value equal to the taxes. Notwithstanding any other provision of the Plan, the number of Shares otherwise issuable under an Option which may be withheld with respect to the grant issuance, vesting, exercise or payment of any Option (or which may be repurchased from the Grantee of such Option (or a portion thereof) after such Shares were acquired by the Grantee from the Company) in order to satisfy all taxes, unless specifically approved by the Company, be limited to the number of Shares otherwise issuable under an Option which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such taxes. The Fair Market Value of the Shares otherwise issuable under an Option to be withheld shall be determined on the date that the amount of taxes to be withheld is to be determined. All elections by the Grantees to have Shares otherwise issuable under an Option withheld for this purpose shall be made in such form and under such conditions as the Company may deem necessary or advisable. The Company shall determine the Fair Market Value of the Shares, consistent with applicable laws, for Option exercise price or taxes due in connection with a broker-assisted cashless Option exercise involving the sale of Shares, if any, to pay the Option exercise price or any taxes.

(g) In the event that the Grantee’s employment or service to any Group Company is terminated by any Group Company for any reason other than a termination for Cause, the Company shall have the right (but not obligation) to, at any time and from time to time, repurchase from the Grantee (i) all or any of the Shares allotted to him upon the exercise of an Option at the Repurchase Price; and (ii) all vested but unexercised Options held by him without consideration.

(h) In the event that (i) the Grantee’s employment or service to any Group Company is terminated by himself/herself, or (ii) the Grantee’s employment or service to any Group Company is terminated by any Group Company for Cause, or (iii) the Grantee has breached this Plan or any exhibit hereof in any material respect, the Company shall have the right (but not obligation) to, at any time and from time to time, repurchase from the Grantee (i) all or any of the Shares allotted to him upon the exercise of an Option at the Repurchase Price; and (ii) all vested but unexercised Options held by him without consideration.

(i) The Options, to the extent not vested and exercisable on the date of the termination of Grantee’s employment or service, shall terminate and be forfeited unconditionally cancelled by the Company.

(j) In the event of the occurrence of future rounds of financing of the Company, the Company shall be entitled to repurchase certain vested Options held by the Grantees (whether in-service or not), and the number of the vested Options to be repurchased and the price of such repurchase shall be decided by the Board.

Section 6. EXPIRATION OF OPTION

An Option, (i) if vested, shall automatically lapse (to the extent not already exercised), or (ii) if unvested, shall automatically be cancelled and cease vesting, in each case on the earliest of:

(a) subject to Section 5(c), the Expiration Date relevant to that Option;

(b) the expiration of any of the periods referred to in Section 5(c)(i) or (ii);

(c) subject to Section 5(c)(ii), the date of commencement of the winding-up of the Company;

(d) subject to Sections 5(g), 5(h) and 5(i), the date of the termination of Grantee’s employment or service to any Group Company; or

(e) the date on which the Board shall exercise the Company’s right to cancel the Option at any time after the Grantee commits a breach of Section 3(e).

Section 7.  MAXIMUM NUMBER OF SHARES AVAILABLE FOR SUBSCRIPTION

(a) The maximum aggregate number of Shares in respect of which Options may be granted under the Plan shall be 95,487,753, which shall be increased by the Options Budget or be amended by the Board from time to time (the “Share Limit”); the Share Limit shall automatically increase, on the completion date of the IPO that satisfies the requirements and conditions for a Qualified Public Offering (as defined in the minutes of the meeting of the Board held on April 11, 2024 and each anniversary thereof during the term of this Plan, by an additional amount equal to (i) 1.5% of the total issued and outstanding ordinary shares as of the last day of the immediately preceding fiscal year; or (ii) such other amount as determined by the Board.

(b) The Share Limit shall be adjusted, in such manner as the Board shall deem appropriate, fair and reasonable in good faith in the event of any alteration in the capital structure of the Company in accordance with Section 8 below whether by way of capitalization of profits or reserves, rights issue, consolidation, reclassification, reconstruction, subdivision or reduction of the share capital of the Company.

Section 8. CAPITAL RESTRUCTURING

In the event of any alteration in the capital structure of the Company when any Option remains exercisable, whether by way of capitalization of profits or reserves, rights issue, consolidation, reclassification, reconstruction, subdivision or reduction of the share capital of the Company or otherwise, such corresponding alterations (if any) shall be made (except on an issue of securities of the Company as consideration in a transaction which shall not be regarded as a circumstance requiring alteration or adjustment, as determined by the Board) in:

(a) the number of Shares subject to any Option so far as such Option or any part thereof remains unexercised; and/or

(b) the Exercise Price; and/or

(c) the method of exercise of the Option;

as the Board shall deem appropriate fair and reasonable; provided that any such alterations shall be made on the basis that a Grantee shall have the same proportion of the equity capital of the Company as that to which he or she was entitled to subscribe had he or she exercised all the Options held by him or her immediately before such adjustments and the aggregate Exercise Price payable by a Grantee on the full exercise of any Option shall remain as nearly as possible the same as (but shall not be greater than) it was before such event and that no such alterations shall be made the effect of which would be to enable a Share to be issued at less than its nominal value. The capacity of the Auditors in this Section 8 is that of experts and not of arbitrators and their certification shall be final and binding on the Company and the Grantees.

Section 9. SHARE CAPITAL

The exercise of any Option shall be subject to the members of the Company in general meeting or resolution of the Board approving any necessary increase in the authorized share capital of the Company. Subject thereto, the Board shall make available sufficient authorized but unissued share capital of the Company to meet subsisting requirements for the exercise of Options.

Section 10. DISPUTES

Any dispute arising in connection with the Plan (whether as to the number of Shares the subject of an Option, the amount of the Exercise Price or otherwise) shall be referred to the decision of the Auditors who shall act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final and conclusive and binding on all Persons who may be affected thereby.

Section 11. ALTERATION OF THE PLAN

(a) Subject to Section 11(b), the Plan may be altered in any respect by resolution of the Board except that the provisions of the Plan as to the definitions of “Eligible Employee” and “Grantee” and “Option Period” in Section 1(a) and the provisions of Sections 2(b), 3, 4, 5, 6, 7, 8, and this Section 11 shall not be altered to the advantage of Grantees or prospective Grantees except with the prior sanction of a resolution of the Company in general meeting of the shareholders or resolution of the Board; provided that no such alteration shall operate to affect adversely the terms of issue of any Option granted or agreed to be granted prior to such alteration except with the consent or sanction of such number of Grantees as shall together hold Options in respect of not less than one half in nominal value of all Shares then subject to Options granted under the Plan.

(b) In the event that the shares of the Company are listed, or proposed to be listed, on an internationally recognized stock exchange, the Plan may be altered by resolution of the Board as reasonably required to consummate the listing or as necessary for the Plan to comply with the listing rules of the relevant exchange.

Section 12. TERMINATION

The Company, by ordinary resolution of the shareholders in general meeting or resolution of the Board, may at any time terminate the operation of the Plan and in such event no further Options will be offered but in all other respects the provisions of the Plan shall remain in force and Options granted prior to such termination shall continue to be valid and exercisable in accordance with the Plan.

Section 13. GENERAL

(a) The Company shall bear the costs of establishing and administering the Plan.

(b) Grantee shall be entitled to receive copies of all notices and other documents sent by the Company to holders of the Shares.

(c) Any notices, documents or other communication between the Company and a Grantee shall be in writing and may be given by sending it by prepaid post or by personal delivery to:

(i) in the case of the Company, No. 175, Wuchang Avenue, Yuhang District, Hangzhou, China or as notified to the Grantees from time to time; and

(ii) in the case of the Grantee, his or her address as notified to the Company from time to time.

(d) Any notice or other communication served:

(i) by the Company shall be deemed to have been served 48 hours after the same was put in the post or if delivered by hand, when delivered; and

(ii) by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

(e) All allotments and issues of Shares pursuant to the Plan shall be subject to any necessary consent, registration and approval under the relevant laws and regulations for the time being in China, including but not limited to any registration required by the foreign exchange authority in China. A Grantee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction for or in connection with the grant or exercise of an Option. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his or her participation in the Plan.

(f) The Plan shall not confer on any Person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company. Participation in this Plan by a Grantee shall be a matter entirely separate from any pension right or entitlement he or she may have and from his or her terms or conditions of employment. In particular (but without limiting the generality of the foregoing) any Eligible Employee or Grantee who leaves employment by the applicable Group Company for any reason whatsoever shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Plan which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract or by way of compensation for loss of office or otherwise howsoever.

Section 14. GOVERNING LAW

The Plan and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

EXHIBIT A

[Version 1: only applicable to the options granted to the employee to mirror the Souche Options (as defined below) granted to such employee]

AMENDED AND RESTATED SHARE OPTION PLAN OF DSC HOLDINGS LTD.

LETTER OF OFFER

[Employee’s Name and Position]	PRIVATE AND CONFIDENTIAL

[Employee’s Address]

[Date]

Dear [Employee’s Name]

DSC Holdings Ltd. (the “Company”) would like to invite you to participate in the Company’s Share Option Plan (as may be amended from time to time, the “Plan”). The terms used in this letter shall have the same meaning given to them in the Plan.

The Company notes that you have participated in the share option plan of Souche Holdings Ltd, and have been awarded and accepted the options to subscribe for certain ordinary shares of Souche Holdings Ltd (the “Souche Options”). Due to the restructuring that resulted in the creation of the Company and its separation from Souche Holdings Ltd, the Company hereby grants certain options to subscribe for the same number of ordinary shares of the Company with the same vesting schedule as your Souche Options.

Accordingly, an offer is hereby made to grant you an Option to subscribe for and be allotted [ ] ordinary shares (the “Offered Option”), par value US$0.0001 each, of the Company at the price of US$[ ] per ordinary share. The Option shall be subject to the terms and conditions of this Letter of Offer and the Plan (as the same may be amended from time to time pursuant to the terms and conditions of the Plan), a copy of which is enclosed herewith.

The Option Period shall be no later than the Expiration Date and the Offered Option may be exercised during the Option Period based on the following Vesting Schedule:

1. As of the date of this Letter of Offer, the option to subscribe for [ ] ordinary shares are vested.

2. The remainder of the Offered Option, i.e., the option to subscribe for [ ] ordinary shares, shall be vested in accordance with the following schedule:

Number of Ordinary Shares	Vesting Date
[ ]	[Date]
[ ]	[Date]
[ ]	[Date]
[ ]	[Date]

In the event that your status changes from employee or director to consultant, the vesting of the Shares shall continue only to the extent determined by the Founder as of such change in status.

The Option is personal to you and may not be sold, mortgaged, transferred, charged, assigned, pledged or otherwise disposed of or encumbered in whole or in part or any way whatsoever.

You shall not exercise the Options before the completion of Company’s IPO, except for the occurrence of following events: (i) the Company fails to launch an IPO before the Expiration Date; (ii) the Board sets up a one-month window period specifically for the exercise of Options before the kick-off of an IPO; and (iii) other events as determined by the Board.

You shall irrevocably and unconditionally constitute and appoint the Founder with full power of substitution as your true and lawful attorney and irrevocable proxy, for and in your name, to vote each of the Shares allotted to you upon the exercise of an Option as your proxy, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders.

You shall make appropriate arrangements with the Company (or the applicable Group Company employing or retaining you) for the satisfaction of tax withholding requirements under the laws of any applicable jurisdiction which are applicable to the Option exercise. You hereby acknowledge, understand and agree that any Group Company has the right to withhold such taxes, and to take any other actions in accordance with the Plan and the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

In the event that you have ceased to be an Eligible Employee for any reason, the Company shall be entitled to, but not obligated to, (i) repurchase all or any (x) Share obtained by exercise of Option at Repurchase Price (as defined in the Plan) and (y) Options that have been vested at the date of cessation (to the extent not already exercised) without consideration; (ii) unconditionally terminate, forfeit and cancel all the then unvested Options.

In the event of the occurrence of future rounds of financing of the Company, the Company shall be entitled to, but not obligated to, repurchase certain vested Options held by you (whether you are in-service or not), and the number of the vested Options to be repurchased and the price of such repurchase shall be decided by the Board.

If you wish to accept the offer, please sign and return the enclosed Acceptance Form not later than [ ] a.m./p.m. on the [ ], 20[ ], failing which this offer will automatically lapse.

Yours faithfully

For and on behalf of DSC HOLDINGS LTD. (a Cayman Islands exempted company with limited liability)

By:
Name:
	Title:	Authorized Signatory

[Version 2: applicable to the newly granted options, except for the options granted to mirror the Souche Options]

AMENDED AND RESTATED SHARE OPTION PLAN OF DSC HOLDINGS LTD.

LETTER OF OFFER

[Employee’s Name and Position]	PRIVATE AND CONFIDENTIAL

[Employee’s Address]

[Date]

Dear [Employee’s Name]

DSC Holdings Ltd. (the “Company”) would like to invite you to participate in the Company’s Share Option Plan (as may be amended from time to time, the “Plan”). The terms used in this letter shall have the same meaning given to them in the Plan.

Accordingly, an offer is hereby made to grant you an Option to subscribe for and be allotted [ ] ordinary shares (the “Offered Option”), par value US$0.0001 each, of the Company at the price of US$[ ] per ordinary share. The Option shall be subject to the terms and conditions of this Letter of Offer and the Plan (as the same may be amended from time to time pursuant to the terms and conditions of the Plan), a copy of which is enclosed herewith.

The Option Period shall be no later than the Expiration Date and the Option may be exercised during the Option Period in accordance with the following Vesting Schedule:

The total number of ordinary shares awarded to you shall only be vested in respect of such part thereof that has been vested in accordance with the following:

Number / Portion of the Shares Awarded to you	Vesting Date
1/4	First anniversary of the Commencement Date (as defined in the Acceptance Form)
1/4	Second anniversary of the Commencement Date
1/4	Third anniversary of the Commencement Date
1/4	Fourth anniversary of the Commencement Date

In the event that your status changes from employee or director to consultant, the vesting of the Shares shall continue only to the extent determined by the Founder as of such change in status.

The Option is personal to you and may not be sold, mortgaged, transferred, charged, assigned, pledged or otherwise disposed of or encumbered in whole or in part or any way whatsoever.

You shall not exercise the Options before the completion of Company’s IPO, except for the occurrence of following events: (i) the Company fails to launch an IPO before the Expiration Date; (ii) the Board sets up a one-month window period specifically for the exercise of Options before the kick-off of an IPO; and (iii) other events as determined by the Board.

You shall irrevocably and unconditionally constitute and appoint the Founder with full power of substitution as your true and lawful attorney and irrevocable proxy, for and in your name, to vote each of the Shares allotted to you upon the exercise of an Option as your proxy, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders.

You shall make appropriate arrangements with the Company (or the applicable Group Company employing or retaining you) for the satisfaction of tax withholding requirements under the laws of any applicable jurisdiction which are applicable to the Option exercise. You hereby acknowledge, understand and agree that any Group Company has the right to withhold such taxes, and to take any other actions in accordance with the Plan and the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

In the event that you have ceased to be an Eligible Employee for any reason, the Company shall be entitled to, but not obligated to, (i) repurchase all or any (x) Share obtained by exercise of Option at Repurchase Price (as defined in the Plan) and (y) Options that have been vested at the date of cessation (to the extent not already exercised) without consideration; (ii) unconditionally terminate, forfeit and cancel all the then unvested Options.

In the event of the occurrence of future rounds of financing of the Company, the Company shall be entitled to, but not obligated to, repurchase certain vested Options held by you (whether you are in-service or not), and the number of the vested Options to be repurchased and the price of such repurchase shall be decided by the Board.

If you wish to accept the offer, please sign and return the enclosed Acceptance Form not later than [ ] a.m./p.m. on the [ ], 20[ ], failing which this offer will automatically lapse.

Yours faithfully

For and on behalf of DSC HOLDINGS LTD. (a Cayman Islands exempted company with limited liability)

By:
Name:
	Title:	Authorized Signatory

EXHIBIT B

[Version 1: only applicable to the options granted to the employee to mirror the Souche Options granted to such employee]

AMENDED AND RESTATED SHARE OPTION PLAN OF
DSC HOLDINGS LTD.

ACCEPTANCE FORM

To: DSC Holdings Ltd.
Building 22,
No. 175, Wuchang Avenue
Yuhang District
Hangzhou
PRC

Commencement Date	[Date]

Option Period	Commencement Date to Expiration Date (no later than October 1, 2032, as amended by the Board from time to time)

No. of Shares in respect of which Option is offered (the “Offered Option”)	[ ]

Exercise Price per Share	US$[ ]

Vesting Schedule	Please refer to the Letter of Offer dated as of the Offer Date (as defined below)

Minimum number of Shares in relation to which Option can be exercised	1

Method of exercise of Option	Provision of Notice of Exercise to the Company

I have read your Letter of Offer dated [  ], 20[  ] (the “Offer Date”) and agree to be bound by the terms and conditions thereof and of the Company’s Share Option Plan (as may be amended from time to time, the “Plan”) enclosed therewith. I confirm that my acceptance of the Option will not result in the contravention of any applicable law or regulation in relation to the ownership of shares in the Company or options to subscribe for such shares.

I hereby accept the Option to subscribe for [  ] ordinary shares, par value US$0.0001 each, of the Company (the “Shares”) at US$[  ] per Share.

I hereby acknowledge that you have not made any representation or warranty or given me any expectation of employment or continued employment to induce me to accept the offer and that the terms of the Plan, the Letter of Offer and this Acceptance Form constitute the entire agreement between us relating to the offer.

I agree to keep all information pertaining to the grant of the Option to me confidential.

Any action taken or decision made by the Company, the Board, the Founder, or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Acceptance Form shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on me. By accepting this grant or other benefit under the Plan, I shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, the Founder, or its delegates.

I acknowledge that I shall not exercise the Options before the completion of Company’s IPO, except for the occurrence of following events: (i) the Company fails to launch an IPO before the Expiration Date; (ii) the Board sets up a one-month window period specifically for the exercise of Options before the kick-off of an IPO; and (iii) other events as determined by the Board.

I acknowledge that I shall irrevocably and unconditionally constitute and appoint the Founder with full power of substitution as my true and lawful attorney and irrevocable proxy, for and in my name, to vote each of the Shares allotted to me upon the exercise of an Option as my proxy, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders.

I make appropriate arrangements with the Company (or the applicable Group Company employing or retaining you) for the satisfaction of tax withholding requirements under the laws of any applicable jurisdiction which are applicable to the Option exercise. I hereby acknowledge, understand and agree that any Group Company has the right to withhold such taxes, and to take any other actions in accordance with the Plan and the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

I acknowledge that in the event that I have ceased to be an Eligible Employee for any reason, the Company shall be entitled to, but not obligated to, (i) repurchase all or any (x) Share obtained by exercise of Option at Repurchase Price (as defined in the Plan) and (y) Options that have been vested at the date of cessation (to the extent not already exercised) without consideration; (ii) unconditionally terminate, forfeit and cancel all the then unvested Options.

I acknowledge that in the event of the occurrence of future rounds of financing of the Company, the Company shall be entitled to repurchase certain vested Options of mine (whether I am in-service or not), and the number of the vested Options to be repurchased and the price of such repurchase shall be decided by the Board.

I acknowledge: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the options under the Plan is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when rights shall be granted, the exercise price, and the time or times when each right shall be exercisable, will be at the sole discretion of the Company; (iv) that my participation in the Plan is voluntary; (v) that the value of the option is an extraordinary item of compensation which is outside the scope of my employment contract, if any; (vi) that the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vii) that the right to purchase any Shares ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan; (viii) that the future value of the Shares purchased under the Plan is unknown and cannot be predicted with certainty; and (ix) that if the underlying shares do not increase in value, the option will have no value.

As a condition of the grant of the option, I consent to the collection, use and transfer of personal data as described in this paragraph. I understand that the applicable Group Companies hold certain personal information about me, including but not limited to my name, home address and telephone number, date of birth, Passport/Identity Card Number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in my favor, for the purpose of managing and administering the Plan (“Data”). I further understand the applicable Group Companies will transfer such Data amongst themselves for purposes of implementation, administration and management of my participation in the Plan, and that the applicable Group Companies may each further transfer such Data to any third parties assisting the Company in the implementation, administration and management of the Plan and who has a duty of confidentiality to the Company. I understand that these recipients may be located locally or overseas. I authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purpose of implementing, administering and managing my participation in the Plan, as may be required for the administration of the Plan and/or the subsequent holding of Shares on my behalf. I understand that I may, at any time, view such Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting [ ] at [ ]. I understand that if I withdraw the consent herein the Company may terminate my participation in the Plan.

PLEASE PRINT IN BLOCK LETTERS

Name in full:
Title:
Address:
Nationality:
Passport No./Identity Card No.:
SIGNATURE
Signature:
Date:

Notes:

The Acceptance Form must be forwarded to the Company in an envelope marked “Private and Confidential”.

[Version 2: applicable to the newly granted options, except for the options granted to mirror the Souche Options]

AMENDED AND RESTATED SHARE OPTION PLAN OF DSC HOLDINGS LTD.

ACCEPTANCE FORM

To: DSC Holdings Ltd.
Building 22,
No. 175, Wuchang Avenue
Yuhang District
Hangzhou
PRC

Commencement Date:	[ ]

Option Period	Commencement Date to Expiration Date (no later than October 1, 2032, as amended by the Board from time to time)

No. of Shares in respect of which Option is offered (the “Offered Option”)	[ ]

Exercise Price per Share	US$[ ]

Vesting Schedule	lapse to 1/4 of all the Options at the first anniversary of the Commencement Date, 1/4 of all the Options at the second anniversary of the Commencement Date, 1/4 of all the Options at the third anniversary of the Commencement Date, and 1/4 of all the Options at the fourth anniversary of the Commencement Date

Minimum number of Shares in relation to which Option can be exercised	1

Method of exercise of Option	Provision of Notice of Exercise to the Company

I have read your Letter of Offer dated [  ], 20[  ] (the “Offer Date”) and agree to be bound by the terms and conditions thereof and of the Company’s Share Option Plan (as may be amended from time to time, the “Plan”) enclosed therewith. I confirm that my acceptance of the Option will not result in the contravention of any applicable law or regulation in relation to the ownership of shares in the Company or options to subscribe for such shares.

I hereby accept the Option to subscribe for [  ] ordinary shares, par value US$0.0001 each, of the Company (the “Shares”) at US$[*] per Share.

I hereby acknowledge that you have not made any representation or warranty or given me any expectation of employment or continued employment to induce me to accept the offer and that the terms of the Plan, the Letter of Offer and this Acceptance Form constitute the entire agreement between us relating to the offer.

I agree to keep all information pertaining to the grant of the Option to me confidential.

Any action taken or decision made by the Company, the Board, the Founder, or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Acceptance Form shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on me. By accepting this grant or other benefit under the Plan, I shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, the Founder, or its delegates.

I acknowledge that I shall not exercise the Options before the completion of Company’s IPO, except for the occurrence of following events: (i) the Company fails to launch an IPO before the Expiration Date; (ii) the Board sets up a one-month window period specifically for the exercise of Options before the kick-off of an IPO; and (iii) other events as determined by the Board.

I acknowledge that I shall irrevocably and unconditionally constitute and appoint the Founder with full power of substitution as my true and lawful attorney and irrevocable proxy, for and in my name, to vote each of the Shares allotted to me upon the exercise of an Option as my proxy, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders.

I make appropriate arrangements with the Company (or the applicable Group Company employing or retaining you) for the satisfaction of tax withholding requirements under the laws of any applicable jurisdiction which are applicable to the Option exercise. I hereby acknowledge, understand and agree that any Group Company has the right to withhold such taxes, and to take any other actions in accordance with the Plan and the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

I acknowledge that in the event that I have ceased to be an Eligible Employee for any reason, the Company shall be entitled to, but not obligated to, (i) repurchase all or any (x) Share obtained by exercise of Option at Repurchase Price (as defined in the Plan) and (y) Options that have been vested at the date of cessation (to the extent not already exercised) without consideration; (ii) unconditionally terminate, forfeit and cancel all the then unvested Options.

I acknowledge that in the event of the occurrence of future rounds of financing of the Company, the Company shall be entitled to repurchase certain vested Options of mine (whether I am in-service or not), and the number of the vested Options to be repurchased and the price of such repurchase shall be decided by the Board.

I acknowledge: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the options under the Plan is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when rights shall be granted, the exercise price, and the time or times when each right shall be exercisable, will be at the sole discretion of the Company; (iv) that my participation in the Plan is voluntary; (v) that the value of the option is an extraordinary item of compensation which is outside the scope of my employment contract, if any; (vi) that the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (vii) that the right to purchase any Shares ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan; (viii) that the future value of the Shares purchased under the Plan is unknown and cannot be predicted with certainty; and (ix) that if the underlying shares do not increase in value, the option will have no value.

As a condition of the grant of the option, I consent to the collection, use and transfer of personal data as described in this paragraph. I understand that the applicable Group Companies hold certain personal information about me, including but not limited to my name, home address and telephone number, date of birth, Passport/Identity Card Number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in my favor, for the purpose of managing and administering the Plan (“Data”). I further understand the applicable Group Companies will transfer such Data amongst themselves for purposes of implementation, administration and management of my participation in the Plan, and that the applicable Group Companies may each further transfer such Data to any third parties assisting the Company in the implementation, administration and management of the Plan and who has a duty of confidentiality to the Company. I understand that these recipients may be located locally or overseas. I authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purpose of implementing, administering and managing my participation in the Plan, as may be required for the administration of the Plan and/or the subsequent holding of Shares on my behalf. I understand that I may, at any time, view such Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting [  ] at [ ]. I understand that if I withdraw the consent herein the Company may terminate my participation in the Plan.

PLEASE PRINT IN BLOCK LETTERS

Name in full:
Title:
Address:
Nationality:
Passport No./Identity Card No.:
SIGNATURE
Signature:
Date:

Notes:

The Acceptance Form must be forwarded to the Company in an envelope marked “Private and Confidential”.

EXHIBIT C

SHARE OPTION PLAN OF DSC HOLDINGS LTD.

NOTICE OF EXERCISE

DSC HOLDINGS LTD.
[ADDRESS]
Attn: Board of Directors

I                 (Name),                      (Title) of                     (Address) hereby exercise [all / part] of my Option in the Company’s Share Option Plan and enclose my remittance for shares in [cash/wire instruction/other way of payment] as follows:

Number of Shares subject to Option subscribed for:	[ ]

Subscription Price:	US$[ ]

(per share)

Total Remittance:	US$[ ]

Signature of Option holder	Date

C-1